Life Partners Holdings Inc. to Host Conference Call
Discussing First Quarter Performance

WACO, TX July 11, 2008 - LIFE PARTNERS HOLDINGS, INC.(NASDAQ GM: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements”, today announced that it will host a conference call to discuss its financial results for the 1st quarter ended May 31, 2008. Management will address how Life Partners differs from other financial service companies and how its business model remains successful in the midst of high oil prices and financial market turmoil.

The conference call will be held on MONDAY, July 14 at 11:00 A.M. Eastern Time / 10:00 Central Time. Participants will include Brian Pardo, Chairman and CEO of Life Partners Holdings, Inc. and R. Scott Peden, President of Life Partners, Inc.

To participate in the conference call, please dial 866-901-2585 or 404-835-7099 approximately 10-15 minutes prior to the time the call is scheduled to begin. All participants will need to provide the operator their first and last name and advise whether they are a shareholder.

A replay of the conference call will be available for 30 days and can be accessed by contacting LPHI Shareholder Relations at 800-368-5569.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements." Since its incorporation in 1991, Life Partners has completed over 71,000 transactions for its worldwide client base of over 19,000 high net worth individuals and institutions in connection with the purchase of almost 6,000 policies totaling more than $1.2 billion in face value.

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Contact:
Hill & Knowlton on behalf of LPHI, Inc.
Richard Weber, 512-372-6652
richard.weber@hillandknowlton.com
or
Life Partners Holdings, Inc.
Shareholder Relations: 254-751-7797
info@LPHI.com

www.lphi.com